UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2018

AG&E HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

223 Pratt Street, Hammonton, New Jersey 08037
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (609) 704-3000

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Resignation

On February 14, 2018, Renee Zimmerman, the chief financial officer of AG&E Holdings, Inc. (the “Company”) notified the Company that she intends to resign on April 13, 2018.

Director Appointment

Effective on February 15, 2018, the Board of Directors of the Company appointed John Rauen as a director of the Company. Mr. Rauen, age 64, retired as Vice President of Development of Penn National Gaming, Inc. in 2015 after spending approximately fifteen years in various managerial roles with that organization. Prior to this, he served in various executive, financial and managerial capacities for several different gaming companies. Mr. Rauen is a certified public accountant, and received a Bachelor of Science from Trenton State College (now The College of New Jersey) in 1976. Mr. Rauen will serve as the Chairman of the Company’s Audit Committee and as a member of the Compensation Committee and Nominating and Governance Committee. Mr. Rauen will participate in the Company's standard outside director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives a $1,250 monthly retainer, $750 for each Board meeting attended and $500 for each committee meeting attended. All fees are paid in cash on a quarterly basis.

The Board has determined that Mr. Rauen satisfies the definition of “independent director” under the NYSE American listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG&E HOLDINGS INC.

By: /s/ Renee Zimmerman
Name: Renee Zimmerman
Title: Chief Financial Officer, Treasurer and Secretary

Date:     February 20, 2018